EXHIBIT 11 (a)
      AMERICAN MAIZE-PRODUCTS COMPANY AND ITS SUBSIDIARIES
            CALCULATION OF PRIMARY EARNINGS PER SHARE
        (Dollars in thousands, except per share amounts)
                           (Unaudited)

                                                         Three Months Ended
                                                               March 31,
                                                       -------------------------
                                                         1995           1994
                                                       ----------     ----------
Weighted average number of common shares
 outstanding                                           10,332,892     10,226,758
                                                       ==========     ==========

Net income                                                 $7,257           $683
                                                           ======           ====

Primary earnings per common share                            $.70           $.07
                                                             ====           ====

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